                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          SHOWSCAN ENTERTAINMENT INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          SHOWSCAN ENTERTAINMENT INC.
                              3939 LANDMARK STREET
                         CULVER CITY, CALIFORNIA 90232

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON MONDAY, MAY 4, 1998


     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Showscan Entertainment Inc. (the "Company") will be held at 3939 Landmark Street, Culver City, California on Monday, May 4, 1998 at 10:00 a.m. for the following purposes:

          (1) To elect six members of the Board of Directors to serve until the next annual meeting of stockholders;

          (2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998; and

          (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on Friday, April 3, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders at the close of business on the record date are entitled to vote at the meeting.

     Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

                               By Order of the Board of Directors,

                               /s/ W. Tucker Lemon

                               W. Tucker Lemon
                               Secretary

Culver City, California
April 9, 1998

                          SHOWSCAN ENTERTAINMENT INC.
                              3939 LANDMARK STREET
                         CULVER CITY, CALIFORNIA 90232

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 4, 1998

                                PROXY STATEMENT


                                 INTRODUCTION

   This Proxy Statement is furnished to the stockholders of Showscan Entertainment Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the 1997 Annual Meeting of Stockholders of the Company to be held on May 4, 1998, and at any and all adjournments thereof (the "Annual Meeting").

   A form of proxy is enclosed for your use. The shares represented by each properly executed, unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed, unrevoked proxy will be voted "FOR": (i) the election of management's nominees for the Board of Directors; and (ii) the ratification of the appointment of Ernst & Young LLP. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

   Any proxy given may be revoked at any time prior to the exercise thereof by filing with W. Tucker Lemon, Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

   It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, telegraph, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has retained Beacon Hill Partners, Inc. to assist in soliciting proxies for a fee of $2,500 plus out-of-pocket expenses. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about April 13, 1998.

                               VOTING SECURITIES

   Only holders of record of the Company's voting securities at the close of business on April 3, 1998 are entitled to notice of and to vote at the Annual Meeting. As of April 3, 1998, the Company had issued and outstanding the following securities, the holders of which are entitled to vote at the Annual
Meeting: (i) 5,642,058 shares of the Company's Common Stock, $.001 par value ("Common Stock"); and (ii) 49,000 shares of the Company's Series C Convertible Preferred Stock ("Series C Preferred Stock"). Each share of Common Stock that was issued and outstanding on April 3, 1998 is entitled to one vote at the Annual Meeting and each share of Series C Preferred Stock is entitled to the number of votes it would have if it were fully converted into Common Stock. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

   Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that each properly executed, unrevoked proxy will be voted for the six management nominees for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

   Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors. Approval of each of the other proposals to be brought before the Annual Meeting (not including the election of directors) will require the affirmative vote of at least a majority in voting interest of the stockholders present in person or by proxy at the Annual Meeting and entitled to vote thereon. As to those proposals, if a stockholder abstains from voting on a proposal it will have the effect of a negative vote on that proposal, but if a broker indicates that it does not have authority to vote certain shares, those votes will not be considered as shares present and entitled to vote at the Annual Meeting with respect to that proposal and therefore will have no effect on the outcome of the vote.

                             ELECTION OF DIRECTORS
NOMINEES

   Directors are elected at each annual meeting of the stockholders and hold office until their respective successors are elected and qualified. The Board of Directors is of the opinion that the election to the Board of Directors of the persons identified below, all of whom are currently serving as directors of the Company and have consented to continue to serve if elected, would be in the best interests of the Company. The names of such nominees are as follows:

               William D. Eberle
               William C. Soady
               Charles B. Moss, Jr.
               Thomas R. DiBenedetto
               Kurt C. Hall
               Dennis Pope


   The shares of each properly executed, unrevoked proxy will be voted FOR the election of all of the above named nominees unless the stockholder executing such proxy indicates that the proxy shall not be voted for all or any one of the nominees. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by the Board of Directors. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

MEETINGS; ATTENDANCE; COMMITTEES

   The Board of Directors of the Company met six times during the fiscal year ended March 31, 1997 either in person or by unanimous written consent. No incumbent member who was a director during the past fiscal year attended fewer than 100% of all meetings of the Board of Directors.

   The Board of Directors of the Company has an Audit Committee, a Nominating Committee and a Compensation Committee. The members of the Audit Committee currently are Mr. Eberle, Mr. Moss, Mr. DiBenedetto and Mr. Hall. The Audit Committee met once last fiscal year and all members of the committee at such time were in attendance. The duties of the Audit Committee are to review and act or report to the Board of Directors with respect to various audit and accounting matters, including the annual audits of the Company (and their scope), the annual selection of the independent auditors of the Company, the nature of the services to be performed by and the fees to be paid to the independent auditors of the Company, and making "fairness" determinations concerning transactions between the Company and its directors and officers. The members of the Audit Committee do not receive any meeting fees.

   The Nominating Committee currently is composed of Mr. Eberle and Mr. Pope and does not receive any meeting fees. The Nominating Committee makes recommendations to the full Board of Directors concerning nominees for election as directors of the Company. The Nominating Committee has recommended to the Board of Directors the six nominees presented herein. The Nominating Committee will consider in connection with the 1998 annual meeting the possible nomination as directors of persons recommended by stockholders. Any such recommendations should be in writing and should be mailed or delivered to the Company, marked for the attention of the Nominating Committee, on or before the date for receipt of stockholder proposals for the next annual meeting. See "Submission of Stockholder Proposals."

   The Compensation Committee currently consists of Mr. Eberle, Mr. Moss, Mr. DiBenedetto and Mr. Hall and does not receive any meeting fees. The Compensation Committee administers the Company's stock option plans and establishes the compensation of the Company's executive officers. The Compensation Committee met two times last year and all members of the committee at each such time were in attendance.

MANAGEMENT OF THE COMPANY

   Set forth below is certain information with respect to the directors and executive officers of the Company:

                                                                          DIRECTOR
NAME                       AGE                   TITLE                     SINCE
------------------------   ---   --------------------------------------   --------
William D. Eberle           74   Chairman of the Board of Directors           1988
William C. Soady            54   Director                                     1994
Charles B. Moss, Jr.        53   Director                                     1993
Thomas R. DiBenedetto       48   Director                                     1993
Kurt C. Hall                38   Director                                     1994
Dennis Pope                 53   President, Chief Executive Officer
                                 and Director                                 1997
Gregory W. Betz             49   Vice President and Director of Finance         --
W. Tucker Lemon             36   Senior Vice President, General Counsel         --
                                 and Secretary
Michael B. Ellis            46   Vice President-Engineering and                 --
                                 Product Development
Russell H. Chesley          40   Vice President-Worldwide Sales                 --
Rui C. Guimarais            37   Vice President-Film Licensing                  --

   William D. Eberle was elected Chairman of the Board of Directors of the Company in May 1993. Mr. Eberle has been a private investor in various companies for more than five years and is Of Counsel to Kaye, Scholer, Fierman, Hays & Handler. From 1993, he was Of Counsel to Donovan, Leisure, Newton & Irvine. He currently is also the chairman of Manchester Associates, Ltd., American Service Group and Barry's Jewelers, Inc. and is Deputy Chairman of Mid-States plc. He is a director of Ampco Pittsburgh Corp., Mitchell Energy & Development Corp., FAC Realty Trust, Inc. and Sirrom Capital Corporation. Mr. Eberle served as the U.S. Trade Representative for President Nixon and President Ford. In addition, he served as the President's Special Representative for Trade Negotiations from 1971 through 1975, and as the executive director of the Cabinet Council on International Economics from 1974 to 1975. Other positions previously held by Mr. Eberle include Chairman of the Board, President and Chief Executive Officer of American Standard, Inc. and officer and director of Boise Cascade Corp.

   William C. Soady has been the President of Distribution for PolyGram Filmed Entertainment Distribution, Inc. since March 1997. Previously, Mr. Soady served as President and Chief Executive Officer of the Company since March 1994, and was elected as a director of the Company in April 1994. Prior to joining the Company, Mr. Soady served as Executive Vice President of Distribution at Tri Star Pictures, Inc. from September 1988 to July 1992, at which time he was promoted to President of Domestic Distribution of Tri-Star Pictures, Inc., the position he held immediately prior to joining the Company. Mr. Soady has been involved in motion picture distribution in various capacities for over 20 years, including serving as President of Universal Pictures Distribution.

   Charles B. Moss, Jr. has been the President and Chief Executive Officer of The B.S. Moss Enterprises, Inc. since 1979. Mr. Moss is also a director of Robins Cinemas, Ltd., a United Kingdom corporation and a director of Cinemania
(UK) Limited since 1994.

   Thomas R. DiBenedetto has served as the President of Junction Investors, Ltd. since 1991 and as the President of Boston International Group since 1983. He is also currently a director of National Wireless Inc. and of Alexander's, Inc.

   Kurt C. Hall was appointed the Chief Executive Officer of United Artists Theatre Circuit, Inc. ("UA") in February 1997, after holding the positions of Executive Vice President and Chief Financial Officer of UA since 1992. Mr. Hall held several positions with United Artists Entertainment Company, the predecessor to UA, since joining that company in 1988, including Director of Finance from 1988 to 1990 and Vice President and Treasurer from 1990 to 1992.

   Dennis Pope was appointed the President and Chief Executive Officer of the Company in March 1997. Mr. Pope had been the Executive Vice President and Chief Financial Officer of the Company since May 1994. From January 1993 until May 1994, Mr. Pope was the Managing Partner - Entertainment Business Group with Kenneth Leventhal & Co. Prior to joining Kenneth Leventhal, Mr. Pope had served as a consultant to that firm on entertainment industry matters in November and December 1992.

   Gregory W. Betz joined the Company as Controller in June 1986, was promoted to Vice President-Controller in December 1990, and became the Company's Vice President and Director of Finance in October 1993.

   W. Tucker Lemon was appointed Senior Vice President, General Counsel and Secretary of the Company in March 1997. Previously, Mr. Lemon was the Vice President, General Counsel and Secretary, the position he held since he joined the Company in August 1994. From February 1993 until he joined the Company, Mr. Lemon was Of Counsel to Corey, Croudace, Dietrich & Dragun and prior thereto, Mr. Lemon was associated with Latham & Watkins.

   Michael B. Ellis joined the Company as its Vice President-Engineering and Product Development in July 1994. From February 1993 until he joined the Company, Mr. Ellis was a consultant providing technical support to entertainment and commercial construction industries. Mr. Ellis was the Corporate Director-Engineering and Project Development of Knott's Berry Farm from May 1989 through February 1993.

   Russell H. Chesley joined the Company as Vice President-Worldwide Sales in August 1995. From March 1994 until he joined the Company, Mr. Chesley was Director of Marketing and Sales at Westrex, an entertainment technology and equipment manufacturer. From November 1992 until February 1994, Mr. Chesley was Sales and Marketing Director and an Executive Producer at Starfax/The Editing Company, a post production facility. Prior thereto, Mr. Chesley was an independent producer and consultant.

   Rui C. Guimarais has held several management positions since joining the Company in February 1993, including Controller, Director-Film Licensing and Distribution and Director-Theatre Operations. In January 1996, Mr. Guimarais was promoted to Vice President-Film Licensing while retaining his responsibilities as Director-Theatre Operations. From 1992 until he joined the Company, Mr. Guimarais was a partner in a joint venture engaged in wholesale distribution.

   The Company has five wholly owned subsidiaries (Showscan Productions, Inc., Showscan CityWalk, Inc., Showscan Attractions, Inc., Showscan Framingham, Inc. and Showscan Entertainment B.V.). Showscan Attractions, Inc. currently owns 50% of the outstanding capital stock of Cinemania (UK) Limited. Mr. Pope is the sole director and President of Showscan Productions, Inc., Showscan CityWalk, Inc., Showscan Attractions, Inc. and Showscan Framingham, Inc. Mr. Soady currently is director and President of Showscan Entertainment B.V.; however, the process is under way to replace Mr. Soady with Mr. Pope in each such capacity. Mr. Lemon is the Vice President - Secretary of these subsidiaries, and Mr. Guimarais is the Vice President - Theatre Operations of Showscan Attractions, Inc. and Showscan CityWalk, Inc. Mr. Pope, Mr. Moss and Mr. Lemon are the directors of Cinemania (UK) Limited.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

   The following tables set forth certain information concerning the annual and long-term compensation for services rendered to the Company in all capacities for the fiscal years ended March 31, 1997, 1996 and 1995 of (i) all persons who served as the Chief Executive Officer of the Company during the fiscal year ended March 31, 1997 and (ii) each of the other executive officers of the Company whose total annual salary and bonus during the fiscal year ended March 31, 1997 exceeded $100,000. (The Chief Executive Officer and the other named officers are collectively referred to as the "Named Executives.")


                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION           LONG-TERM
                                            ---------------------------------   COMPENSATION
                                                                                   AWARD
       NAME AND PRINCIPAL POSITION          YEAR     SALARY ($)     BONUS ($)   OPTIONS (#)
-----------------------------------------   ----   --------------   ---------   -----------
William C. Soady, President                 1997   $  323,078(1)(2) $    -0-        50,000
   and Chief Executive Officer...........   1996   $  350,000       $    -0-           -0-
                                            1995   $  350,000(1)    $ 50,000           -0-

Dennis Pope, President                      1997   $  220,000(2)    $    -0-       115,000
   and Chief Executive Officer...........   1996   $  213,846       $    -0-           -0-
                                            1995   $  152,308       $    -0-       150,000

W. Tucker Lemon, Senior Vice                1997   $  127,501       $    -0-        35,000
   President, General Counsel               1996   $  125,000       $    -0-           -0-
   and Secretary.........................   1995   $   79,326       $    -0-        30,000

Michael B. Ellis, Vice President-           1997   $  115,442       $    -0-           -0-
  Engineering and Product                   1996   $  115,000       $    -0-           -0-
  Development............................   1995   $   78,192       $    -0-        17,500

J. Chuck Allen, Vice President-Theatre      1997   $  100,384(1)    $    -0-           -0-
  Operations.............................   1996   $  100,000(1)    $    -0-           -0-
                                            1995   $   79,999(1)(3) $    -0-        17,500

Russell H. Chesley, Vice President-         1997   $  124,458(4)    $    -0-           -0-
  Worldwide Sales........................   1996   $   66,346(4)    $    -0-        17,500

Rui C. Guimarais, Vice President-Film       1997   $  101,397       $    -0-           -0-
  Licensing..............................   1996   $  102,278       $    -0-        10,000
                                            1995   $   70,000       $    -0-         7,500

____________

(1) In addition to the amounts shown in the table, certain of the Named Executives received an automobile allowance. While each Named Executive may derive personal benefit from this perquisite, the benefit did not exceed the lesser of $50,000 or 10% of such Named Executive's salary and bonus.

(2) Mr. Pope replaced Mr. Soady as President and Chief Executive Officer in March 1997. Prior to Mr. Pope assuming the office of President and Chief Executive Officer, he served as the Company's Executive Vice President and Chief Financial Officer.

(3) Mr. Allen resigned from all his positions that he held with the Company and its subsidiaries in May, 1997.

(4) Mr. Chesley's compensation consisted of a base salary of $110,000 plus commissions on certain sales of the Company's equipment and films.

   The following table contains information concerning individual grants of stock options made during the fiscal year ended March 31, 1997 to each of the following Named Executives.

              OPTIONS GRANTED IN FISCAL YEAR ENDED MARCH 31, 1997

                                   % OF TOTAL
                      NUMBER OF     OPTIONS
                      OPTIONS      GRANTED TO      EXERCISE PRICE                     GRANT DATE
                      GRANTED     EMPLOYEES IN      OF OPTION        EXPIRATION     PRESENT VALUE
NAME OF OFFICER       (#)          FISCAL YR.        ($/SHARE)          DATE             $ (1)
------------------- ---------    -------------     --------------   ----------        ---------
William C. Soady      35,000         17.5%            $6.125          7/18/06         $108,850
William C. Soady      15,000          7.5%            $3.625          1/31/07         $ 27,600
Dennis Pope           35,000         17.5%            $6.125          7/18/06         $108,850
Dennis Pope           80,000         40.0%            $3.625          1/31/07         $147,200
W. Tucker Lemon       20,000         10.0%            $6.125          7/18/06         $ 62,200
W. Tucker Lemon       15,000          7.5%            $3.625          1/31/07         $ 27,600

(1) The Black-Scholes method of calculating the value of the options granted was used and the corresponding values for each grant are shown. The expected volatility used in this model was .361. The assumptions for the expected life of the options granted ranged from 7 to 10 years. The risk-free interest rate assumed ranged from 5% to 6%.

   The following table contains information concerning stock options exercised in the last fiscal year and stock options remaining unexercised on March 31, 1997 with respect to the Named Executives.

        AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 1997
                        AND FISCAL YEAR-END OPTION VALUE

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-THE-
                                                       OPTIONS/SARS AT FISCAL YEAR-      MONEY OPTIONS/SARS HELD AT
                                                               END (#) (2)                FISCAL YEAR-END ($)(1)
                                                       ----------------------------     ---------------------------

                              SHARES ACQUIRED  VALUE
                               ON EXERCISE    REALIZED
NAME                              (#)         ($) (1)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------       ---------------   ------    ------------    -------------   -----------   -------------

William C. Soady                    -0-         -0-         187,500         112,500           -0-             -0-
Dennis Pope                         -0-         -0-          75,000         190,000           -0-             -0-
W. Tucker Lemon                     -0-         -0-          15,000          50,000           -0-             -0-
Michael B. Ellis                    -0-         -0-           8,750           8,750           -0-             -0-
J. Chuck Allen                      -0-         -0-           8,750           8,750           -0-             -0-
Russell H. Chesley                  -0-         -0-           4,375          13,125           -0-             -0-
Rui C. Guimarais                    -0-         -0-           6,250          11,250           -0-             -0-

_____________

(1) Value is determined by subtracting the exercise price from the fair market value (the closing price for Common Stock as reported on The Nasdaq National Market) as of March 31, 1997, the last trading day in the fiscal year ($2.50 per share) and multiplying the resulting number by the number of underlying shares of Common Stock.

DIRECTOR COMPENSATION

   Members of the Board of Directors who are not officers of the Company receive a fee of $500 for each Board meeting that they attend and are also reimbursed for the travel expenses incurred to attend such meetings.

BOARD OF DIRECTOR INTERLOCKS AND INSIDER PARTICIPATION

   The Compensation Committee of the Board of Directors made all compensation determinations during the past fiscal year for the Company's executives. William C. Soady and Dennis Pope were, for parts of the fiscal year ended March 31, 1997, both an officer and a director of the Company though neither was a member of the Compensation Committee.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

   Mr. Soady had entered into an employment agreement, dated March 3, 1994, with Showscan, Showscan CityWalk Venture, Showscan CityWalk, Inc., Showscan Attractions Venture and Showscan Attractions, Inc. pursuant to which he agreed to be the President and Chief Executive Officer of Showscan, Showscan CityWalk, Inc. and Showscan Attractions, Inc. and the principal executive officer of Showscan CityWalk Venture and Showscan Attractions Venture. This agreement was terminated upon Mr. Soady's resignation on February 28, 1997. After his resignation, Mr. Soady remained a member of the Company's Board of Directors and retained his stock options and forfeited his benefits under his change of control agreement.

   Mr. Pope has entered into an employment agreement, dated May 3, 1994, and amended on June 15, 1995, pursuant to which he agreed to be Executive Vice President and Chief Financial Officer of the Company. Effective March 1, 1997, Mr. Pope was made President and Chief Executive Officer and his employment agreement was amended so that he will receive an annual salary of $250,000. The agreement is terminable by either Mr. Pope or the Company upon 30 days notice to the other party. However, if the Company terminates the agreement without cause (where "cause" is defined to mean conviction of a felony, commission of fraud or embezzlement, neglect of duties, death, permanent disability or breach of duty of loyalty to the Company), then the Company is obligated to pay Mr. Pope his salary and benefits for up to one year, subject to Mr. Pope's best efforts to mitigate such obligation. In addition, the Company has granted Mr. Pope options to purchase 150,000 shares of the Company's Common Stock at $8.125 per share, 35,000 shares at $6.125 per share and 80,000 shares at $3.625 per share. Such options vest at the rate of 25% per year, commencing on the first anniversary of the agreement by which they were granted.

   Mr. Lemon has entered into an employment agreement, dated August 15, 1994, pursuant to which he agreed to be Vice President, General Counsel and Secretary of the Company. Effective March 1, 1997, Mr. Lemon was made Senior Vice President, General Counsel and Secretary and his employment agreement was amended so that he will receive an annual salary of $150,000. In addition, the Company has granted Mr. Lemon options to purchase 30,000 shares of Common Stock at $7.75 per share, 20,000 shares at $6.125 per share and 15,000 shares at $3.625 per share. Such options vest at the rate of 25% per year, commencing on the first anniversary of the agreement by which they were granted. If the Company terminates the agreement without cause, then the Company is obligated to pay Mr. Lemon in one lump sum his salary for four months.

   The Company's Board of Directors entered into agreements with Messrs. Pope, Lemon, Ellis, Chesley and Guimarais and with Gregory W. Betz that would protect each such officer in the case of a change in control of the Company. These agreements are intended to provide certain benefits to the officers upon a "Change of Control" which is defined to mean (a) the acquisition by any person of 20% or more of Common Stock and Common Stock equivalents of the Company or 20% of the Company's voting power, (b) a liquidation, merger or consolidation of the Company, or (c) a change in the membership of the Company's Board of Directors over any period of two (2) years or less such that the directors sitting at the beginning of such period or who were nominated by at least two-thirds of the sitting directors cease to be a majority of the Company's Board of Directors. These officers of the Company are entitled to receive certain cash payments and health benefits if they leave the Company, either one year before or within two years after a Change in Control, for "Good Reason," "Disability," death or retirement or if they were terminated without "Cause" (in each case as the foregoing terms are defined in the agreements). Messrs. Pope and Lemon also have an additional period after a Change in Control in which they can voluntarily leave the Company and receive the benefits. The cash benefits provided for Mr. Pope will equal 200% of his annual salary on the date of termination. Mr. Lemon will receive 150% of the greater of his average salary and bonuses over the period of three (3) fiscal years preceding the Change in Control or the period of three (3) fiscal years preceding his termination. The other four officers each will receive 75% of the greater of his average salary and bonuses over the three (3) fiscal years preceding the Change in Control or the period of three (3) fiscal years preceding his termination. In addition, the unvested options of Messrs. Pope and Lemon shall become vested upon a Change in Control. All such benefits shall be in lieu of any benefits provided under any such officer's employment agreement.

BOARD COMPENSATION REPORT

   Executive Officer Compensation Policy.  During the fiscal year ended March
   -------------------------------------
31, 1997 ("Fiscal 1997"), the Compensation Committee of the Board of Directors of the Company made all executive compensation determinations, including the issuance of stock options under the Company's existing stock option plans.

   The executive officer compensation policy of the Compensation Committee is designed to provide competitive levels of salaries to attract and retain qualified executives, and to grant its executives equity incentives, in the form of stock options, to enhance the long-term growth of the Company. Accordingly, the Company's goal is to establish the base salaries for its executive officers within the range of salaries for persons holding similarly-responsible positions at other similar companies, and grants such executives options or warrants to purchase Common Stock. The Board of Directors views stock options as an important component of its long-term, performance-based compensation philosophy. The number of options granted is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth and profitability. All options are granted at the current market price. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers that also creates value for stockholders. In order to retain and motivate executives, the options typically vest in installments over four years.

   The Compensation Committee of the Board of Directors will, however, consider awarding additional discretionary annual cash bonuses to its executive officers based, primarily, on the Company's overall performance and, to a lesser extent, on the contribution each executive made to the Company's success. In keeping with its compensation philosophy that bonuses should reflect increases in stockholder value, the Board of Directors did not grant any discretionary bonuses to any of its executives during Fiscal 1997. In addition to the discretionary bonuses, the Compensation Committee has established a bonus pool for officers of the Company that is tied to the Company's performance. Under this bonus plan, certain percentages of the Company's annual earnings would be contributed to the pool based upon the achievement of earnings goals established each year by the Board of Directors. In no event can the amounts contributed to the pool in any one year exceed (a) two-thirds of the aggregate base salaries of the officers participating in the pool, or (b) twenty-five percent of the Company's pre-tax income for such year. Each officer of the Company will have a share in the pool that varies depending upon the position held by the officer.
A portion of each officer's share will be subject to the discretionary review of the chief executive officer. During Fiscal 1997, no bonuses were earned under this bonus plan.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

   Pursuant to their Employment Agreements, Mr. Soady received a salary of $323,078 in Fiscal 1997; and Mr. Pope received a salary of $220,000.

The foregoing report has been approved by all of the current members of the Compensation Committee:

               William D. Eberle       Thomas R. DiBenedetto
               Charles B. Moss, Jr.    Kurt C. Hall

PERFORMANCE GRAPH

   The following graph sets forth a comparison of cumulative total returns for the Company, the Nasdaq Market Value Index and a peer group index for the period during which the Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The peer group index consists of all companies (i) that have the same Standard Industrial Classification industry number as the Company and (ii) whose securities have been registered under the Exchange Act during the period covered by the performance graph.



                             [GRAPH APPEARS HERE]

                1992    1993     1994     1995     1996     1997
SHOWSCAN         100    95.83   118.75    95.83   102.08    41.67
PEER GROUP       100    71.06   110.47     93.4   137.92   136.77
NASDAQ           100   111.91   129.33   137.21   184.56   206.47

------------------------------------------------------------------------------

   The graph assumes that the value of the investment in the Company's Common Stock, the Nasdaq Market Value Index and the peer group of companies each was $100 on April 1, 1992 and that all dividends were reinvested.

                   SECURITY OWNERSHIP OF DIRECTORS, NOMINEES
                         AND PRINCIPAL SECURITY HOLDERS

   The following table sets forth certain information regarding the beneficial ownership of each class of the Company's voting securities as of February 12, 1998 by (i) each of the Company's directors and Named Executives who beneficially own Common Stock or Series C Preferred Stock, (ii) by all directors and officers as a group, and (iii) based on reports filed by each person with the Securities and Exchange Commission, by the known beneficial holders of more than 5% of any class of outstanding shares of the Company's voting securities. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment powers). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights on or before April 12, 1998. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                                         SERIES C
                                                  COMMON STOCK(2)                     PREFERRED STOCK
                                          ----------------------------   ---------   ---------------
                                             NUMBER        PERCENTAGE     NUMBER        PERCENTAGE
NAME AND ADDRESS                               OF              OF           OF              OF
OF BENEFICIAL OWNER(1)                       SHARES       OUTSTANDING     SHARES       OUTSTANDING
-------------------                       -------------   ------------   ---------   ----------------
William D. Eberle                            55,127(3)        *              --            --
Charles B. Moss, Jr.                        994,362(4)       15.7%         12,000         24.5%
  c/o B.S. Moss Enterprises
  225 North Hill Street,
  Aspen, CO  81611
Thomas R. DiBenedetto                     1,014,362(5)       16.0%         12,000(6)      24.5%
  c/o Junction Investors, Ltd.
  84 State Street
  Boston, MA  02109
DiBenedetto Showscan Limited                706,672(7)       11.1%         12,000         24.5%
 Partnership
  c/o Junction Investors, Ltd.
  84 State Street
  Boston, MA  02109
United Artists Theatre Circuit, Inc.        946,032(8)       14.4%         25,000         51.0%
  9110 East Nichols Avenue
  Suite 200
  Englewood, CO  80112
Kurt C. Hall(8)                                  --            --            --            --
  c/o United Artists Theatre
        Circuit, Inc.
  9110 East Nichols Avenue
  Suite 200
  Englewood, CO  80112
Neuberger & Berman                          320,800(10)       5.7%           --            --
605 Third Avenue
New York, NY  10158

                                                                                         SERIES C
                                                  COMMON STOCK(2)                     PREFERRED STOCK
                                          ---------------------------------       ---------------------

William C. Soady(11)                        264,500               4.5%                --        --
Dennis Pope(12)                             179,750               3.1%                --        --
W. Tucker Lemon(13)                          43,250                *                  --        --
Michael B. Ellis(14)                         13,125                *                  --        --
J. Chuck Allen(15)                               --               --                  --        --
Russell H. Chesley(16)                        8,750                *                  --        --
Rui C. Guimarais(17)                         11,250                *                  --        --

All Officers and Directors                2,597,601              36.3%              24,000    100.0%
  as a Group (12 persons) (18)

_______________
*  Less than 1%.

(1) Except as otherwise noted, the address of each beneficial owner listed in this table is c/o Showscan Entertainment Inc., 3939 Landmark Street, Culver City, California 90232.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them.

(3) Consists of 55,127 shares subject to currently exercisable stock purchase warrants.

(4) Consists of (a) 468,577 shares underlying currently exercisable stock purchase warrants, 44,101 of which are held by Charles B. Moss, III, Mr. Moss' son, and 44,101 of which are held by Robin H. Moss, Mr. Moss' ex-wife, as custodian for Elizabeth H. Moss, Mr. Moss' daughter, (b) 238,095 shares of Common Stock issuable upon conversion of Mr. Moss' Preferred Stock, (c) 155,000 shares of Common Stock held by the Charles B. Moss, Jr. Family Trust, (d) 6,200 shares of Common Stock held by M. F. P., LLC, a limited liability company whose members are Mr. Moss' children, (e) 21,900 shares of Common Stock held by Robin H. Moss, and (f) 104,590 shares of Common Stock owned by Mr. Moss. Robin H. Moss is the sole trustee of the Charles B. Moss, Jr. Family Trust. Mr. Moss disclaims beneficial ownership of the shares held by the Charles B. Moss, Jr. Family Trust, M. F. P., LLC and Robin H. Moss and the warrants held by Charles B. Moss, III and by Robin H. Moss as custodian for Elizabeth H. Moss.

(5) Includes (a) 238,095 shares of Common Stock issuable upon conversion of the Preferred Stock held by DiBenedetto Showscan Limited Partnership, a Delaware limited partnership, (b) 35,000 shares of the Common Stock owned by the DiBenedetto 1993 Family Trust, (c) 35,000 shares of Common Stock owned by the DiBenedetto Family Trust U/A/D 11/01/91 FBO Cory James DiBenedetto, (d) 35,000 shares of Common Stock owned by the DiBenedetto Family Trust U/A/D 11/01/91 FBO Christian Robert DiBenedetto, (e) 35,000 shares of Common Stock owned by the DiBenedetto Family Trust U/A/D 11/01/91 FBO Thomas Austin DiBenedetto, (f) 35,000 shares of Common Stock owned by the DiBenedetto Family Trust U/A/D 11/01/91 FBO Marc Anthony DiBenedetto, (g) 468,577 shares of Common Stock underlying currently exercisable stock purchase warrants held by DiBenedetto Showscan Limited Partnership, and (h) 132,690 shares of Common Stock owned by Mr. DiBenedetto. Mr. DiBenedetto has sole voting and dispositive power over the securities beneficially owned by DiBenedetto Showscan Limited Partnership. Linda M. DiBenedetto, Mr. DiBenedetto's wife, is co-trustee of the DiBenedetto 1993 Family Trust. Mr. DiBenedetto disclaims beneficial ownership of the shares of Common Stock held by the DiBenedetto 1993 Family Trust, the DiBenedetto Family Trust U/A/D 11/01/91 FBO Cory James DiBenedetto, the DiBenedetto Family Trust U/A/D 11/01/91 FBO Christian Robert DiBenedetto, the DiBenedetto Family Trust U/A/D 11/01/91 FBO Thomas Austin DiBenedetto, and the DiBenedetto Family Trust U/A/D 11/01/91 FBO Marc Anthony DiBenedetto.

(6) Consists of 12,000 shares of Preferred Stock owned by DiBenedetto Showscan Limited Partnership. Mr. DiBenedetto has sole voting and dispositive power over these securities.

(7) Consists of 468,577 shares subject to currently exercisable stock purchase warrants and 238,095 shares of Common Stock issuable upon conversion of Preferred Stock.

(8) Consists of 450,000 shares subject to currently exercisable stock purchase warrants and stock purchase warrants exercisable within 60 days and 496,032 shares of Common Stock issuable upon conversion of Preferred Stock.

(9) Kurt C. Hall is an executive officer of United Artists Theatre Circuit, Inc. Mr. Hall does not have voting or investment power with respect to the securities held by United Artists Theatre Circuit, Inc.

(10) Neuberger & Berman disclaims beneficial ownership of 57,600 shares owned by certain of its individual partner(s) in their own personal accounts. Such shares were purchased with personal funds and each such partner has sole voting and dispositive power over the shares in his/her account.

(11) Includes 262,500 shares of currently exercisable stock options and options exercisable within 60 days.

(12) Includes 178,750 shares of currently exercisable stock options and options exercisable within 60 days.

(13) Includes 41,250 shares of currently exercisable stock options (10,000 of which are held by Mr. Lemon's wife) and options exercisable within 60 days. Mr. Lemon does not have voting or investment power with respect to the securities held by his wife.

(14) Includes 13,125 shares of currently exercisable stock options and options exercisable within 60 days.

(15) J. Chuck Allen resigned from all positions with the Company in May, 1997. All options held by Mr. Allen were canceled 30 days after his resignation.

(16) Includes 8,750 shares of currently exercisable stock options.

(17) Includes 11,250 shares of currently exercisable stock options and options exercisable within 60 days.

(18) Includes 1,436,656 shares subject to stock options and stock purchase warrants currently exercisable or exercisable within 60 days and 476,190 shares of Common Stock issuable upon conversion of Preferred Stock.

   Showscan, United Artists Theatre Circuit, Inc. ("UA"), Charles B. Moss, Jr. ("Moss"), Thomas R. DiBenedetto and DiBenedetto Showscan Limited Partnership, a Delaware limited partnership (collectively, the "DiBenedetto Entities") are party to that certain Voting Agreement, dated as of August 19, 1994, pursuant to which UA, Moss and the DiBenedetto Entities have agreed to vote the securities held by them in favor of each other's designees for the Company's Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MOSS/DIBENEDETTO VENTURES.  On September 27, 1993, the Company entered into that
-------------------------
certain Purchase Agreement (the "Purchase Agreement") with Mr. Charles B. Moss, Jr., a director of the Company ("Moss"), Mr. Thomas R. DiBenedetto, a director of the Company ("DiBenedetto"), and DiBenedetto Showscan Limited Partnership, a Delaware limited partnership affiliated with, and controlled by, DiBenedetto ("DiBenedetto LP"), pursuant to which, among other things, Moss, DiBenedetto and DiBenedetto LP collectively acquired the warrants to purchase an aggregate of 850,000 shares of Common Stock, 150,000 shares of Series A Preferred Stock, and 24,000 shares of Series B Preferred Stock. So long as Moss and DiBenedetto collectively own shares of Common Stock or securities convertible into shares of Common Stock representing in the aggregate 5% or more of the then outstanding Common Stock, the terms of the Purchase Agreement require that the Company continue to nominate Moss and DiBenedetto or their designees to the Company's Board of Directors. Additionally, affiliates of Moss and DiBenedetto have entered into two transactions for the purpose of owning, operating, developing and financing the Company's motion simulation attractions. The first transaction, a venture called the "Showscan City Walk Venture," was formed for the purpose of operating one of the Company's motion simulation attractions at Universal City Walk in Universal City, California which opened in November 1993. The parties to that venture are Showscan City Walk, Inc., a wholly-owned California subsidiary of the Company and the managing partner of Showscan City Walk Venture, Moss Family LA Corp., a California corporation controlled by Moss, and DiBenedetto City Walk Limited Partnership, a Delaware limited partnership controlled by DiBenedetto. Initially, the Moss and DiBenedetto affiliates together owned a 1% investment and had a right to acquire a collective 50% investment in the venture for a price based on the cash flow of the motion simulation attraction. The Moss and DiBenedetto affiliates exercised the right to acquire the 50% investment in January 1994. Upon the exercise of the option, the Moss and DiBenedetto affiliates each paid the Company $10,000. The balance of the purchase price ($247,772) was paid in March, 1996.

   The second venture, organized under the name "Showscan Attractions Venture," was formed for the purpose of acting as the exclusive vehicle to develop, own, manage and operate additional Showscan motion simulation attractions throughout the world. The scope of the Showscan Attractions Venture was subsequently narrowed in September 1994 to accommodate the venture with United Artists Theatre Circuit, Inc. ("UA") discussed below. The parties to this venture are Showscan Attractions, Inc., a wholly-owned California subsidiary of the Company and the managing partner of Showscan Attractions Venture, Moss Family O&O Corp., a California corporation controlled by Moss (the "Moss Partner), and DiBenedetto O&O Limited Partnership, a Delaware limited partnership controlled by DiBenedetto (the "DiBenedetto Partner"). Showscan Attractions, Inc., currently owns a 50% interest in the Attractions Venture, the Moss Partner currently owns a 25% interest in the venture, and the DiBenedetto Partner owns the remaining 25% interest.

   The Showscan Attractions Venture agreement contemplates that the parties thereto will jointly develop, own and operate the Company's motion simulator attractions through the venture or through other corporations, partnerships or entities formed by them. In accordance with the foregoing, the parties to the Showscan Attractions Venture have formed Cinemania (UK) Limited for the purpose of developing, owning and operating the Company's motion simulator attraction in London which opened in late September 1994 (the "London Theatre"). Showscan Attractions, Inc. owns 50% of the outstanding capital stock of Cinemania (UK) Limited, the Moss Partner owns 25% of the capital stock, and the DiBenedetto Partner owns 25%. As of February 12, 1998, funding for the Attractions Venture has been provided by Showscan Attractions, Inc. $2,404,805; Moss Partner $571,408; and DiBenedetto Partner $571,408. The rights contributed to the Showscan Attractions Venture included the rights to two motion simulation attraction leases and the rights to a trademark to be used in connection with one motion simulation attraction. The services contributed, and to be contributed in the future, consist of development services related to the London motion simulation attraction, including coordinating the design and construction of the facility and the opening and subsequent on-going management of the facility. The London Theatre is managed by Showscan Attractions, Inc., as the managing partner of the Showscan Attractions Venture, through a management agreement with Robins Cinemas, Ltd. ("Robins"). Moss is a 5% stockholder and a director of Robins.

   In August 1995, Showscan Attractions Venture and Maloney Development Partnership Ltd. ("Maloney"), an unaffiliated Texas limited partnership, formed a Texas limited liability company called Showscan Maloney, LLC to own and operate the Company's motion simulation attraction in the San Antonio Riverwalk District, in San Antonio, Texas. Showscan Attractions Venture and Maloney own equal interests in Showscan Maloney, LLC; therefore, the Company's share in the cash flow from the motion simulation attraction is 25% plus the annual film rentals, royalties and management fees that Showscan Maloney, LLC is separately required to pay to the Company. Day-to-day management of the motion simulation attraction is handled by the Company as the sole manager of Showscan Maloney, LLC. The partners of Showscan Maloney, LLC closed the theatre on September 7, 1997 and are liquidating its assets. The partners have further agreed to distribute the theatre equipment to the Company, which is in the process of negotiating to sell the equipment to a non-affiliated third party. The Company expects to fully realize the carrying value of its investment in this venture upon the completion of the liquidation and subsequent sale.

   Pursuant to a Proprietary Property Acquisition and Management Agreement dated as of September 27, 1993, between the Company and Showscan Attractions Venture, the Company granted to the Showscan Attractions Venture rights to utilize proprietary property and rights of the Company in connection with the development and operation of the Company's motion simulation attractions. Under that agreement, the Company has been retained to manage the motion simulation attractions developed and operated by the venture. The venture has also retained Moss Entertainment Corp., a corporation controlled by Moss, and DiBenedetto Corp., an affiliate of DiBenedetto, to provide certain services in connection with the acquisition of properties for the Company's motion simulation attractions and the potential disposition of those attractions. Moss Entertainment Corp. and DiBenedetto Corp. are to receive fees for providing acquisition and disposition services upon the sale or other disposition of certain of the initial theatres developed by the venture.

THE UNITED ARTISTS VENTURE.  On August 19, 1994, the Company entered into that
--------------------------
certain Purchase Agreement (the "UA Purchase Agreement") with UA, pursuant to which, among other things, UA purchased 25,000 shares of Preferred Stock and warrants representing the right to purchase an aggregate of 552,000 shares of Common Stock. So long as UA owns shares of Common Stock or securities convertible into shares of Common Stock representing in the aggregate at least 500,000 shares of Common Stock, the terms of the UA Purchase Agreement require that The Company continue to nominate a designee of UA to the Company's Board of Directors. Kurt C. Hall, a director of the Company and an executive officer of UA, is the designee of UA. In connection with the transactions effected by the UA Purchase Agreement, the Company and UA agreed to be equal partners in a venture called Showscan/United Artists Theatres Joint Venture (the "UA Venture"). The Company is managing partner of the UA Venture while UA is the administrative partner. Pursuant to a Theater Rights Agreement, dated as of August 19, 1994, as amended (the "Theater Rights Agreement"), whenever UA or the UA Venture builds the Company's motion simulation attraction theatre, such entity will have the exclusive rights to exhibit the Company's motion simulation attraction films within a pre-agreed area surrounding such location. Also, pursuant to the Theater Rights Agreement, UA will develop and coordinate the construction of new and/or the conversion of existing theatres to the Company's motion simulation attractions and will manage each theatre pursuant to pre-negotiated terms. The Company, in turn, has agreed to pre-negotiated terms for the sale of the Company's equipment, installation, servicing and the licensing of the Company's motion simulation films. The Company will also make available to both the UA Venture and UA its library of specialty films which utilize the patented Showscan process, to the extent that either the UA Venture or UA builds or converts existing theatres into specialty theatres for the exhibition of specialty films.

   The Theater Rights Agreement contains certain provisions that require UA to make payments to the Company if UA is unable to meet its obligations under that agreement. The Theater Rights Agreement provided that two motion simulation attraction theatres be installed and in operation in Malaysia no later that December 31, 1995. UA was unable to meet this commitment and therefore UA now has an obligation to pay to the Company $722,000 together with interest thereon at the rate of 7.5% per annum (the "Obligation") from January 1, 1996 until paid in full. The outstanding balance of the Obligation and all accrued and unpaid interest thereon became due and payable on December 31, 1996 (the "Maturity Date"). To date, UA has offered to the UA Venture eight sites at new or existing UA movie theatre multiplexes. The UA Venture declined seven of these sites because they did not meet the criteria of the UA Venture. The UA Venture had accepted the offer by UA of the Showscan Attraction site in Austin, Texas, which acceptance was to be effective July 1, 1997. During the process of finalizing documentation relating to the acquisition of the Austin site, however, UA entered into a merger transaction with other large theatre chains and circumstances surrounding the merger transaction created uncertainty with respect to the Austin site. Accordingly, the UA Venture has terminated its plans to acquire ownership of the Showscan Attraction at the Austin site. In connection with the foregoing, the Theater Rights Agreement has been amended by the Company and UA to eliminate certain installation requirements in Malaysia and to add those requirements to the overall UA obligations. In connection with the amendment, (a) UA relinquished its exclusivity rights to Malaysia and eliminated its rights of first refusal in the Asia Territory (as defined in the Theater Rights Agreement), (b) the Company agreed to make certain payments to UA each time the Company sells a simulation theatre to a third party in Malaysia or the Asia Territory, and (c) the Company agreed to certain reduced pricing for a certain number of its 15/70 format theatre systems.

   In connection with the formation of the UA Venture and the modification to the Showscan Attractions Venture that it necessitated, the Company entered into a royalty agreement with Moss and DiBenedetto Partner which provides that each time that the UA Venture opens the Company's motion simulation attraction theatre in one of the areas granted to UA, each of Moss and DiBenedetto Partner will receive a one-time cash fee and thereafter will receive an annual royalty based on the net cash flow (as defined) received by the Company from the operations of such UA Venture theatre.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on a review of copies of reports filed with the SEC and submitted to the Company since April 1, 1996 and on written representations by certain directors and executive officers of the Company, the Company believes that, with the exception of the following, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis during the past fiscal year: William C. Soady, Dennis Pope and W. Tucker Lemon each failed to timely file a Statement of Changes in Beneficial Ownership (Form
4) upon receiving additional options from the Company.

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

   Upon the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young as independent auditors of the Company for the fiscal year ending March 31, 1998, subject to ratification by the stockholders. A representative of Ernst & Young LLP will be available at the Annual Meeting to respond to appropriate questions or make other statements such representative deems appropriate.


                      SUBMISSION OF STOCKHOLDER PROPOSALS

   Stockholders are advised that any stockholder proposal, including nominations to the Board of Directors, intended for consideration at the 1998 Annual Meeting must be received by the Company no later than May 4, 1998 to be included in the proxy material for the 1998 Annual Meeting. It is recommended that stockholders submitting proposals direct them to the Company's Nominating Committee, c/o W. Tucker Lemon, Secretary of the Company, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

                                 OTHER MATTERS

   The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before such meeting, the persons voting the proxies will vote them in accordance with their best judgment.

   THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                               By Order of the Board of Directors


                               /s/ William D. Eberle
                               ------------------------------
                               William D. Eberle
                               Chairman of the Board

April 9, 1998

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

                          SHOWSCAN ENTERTAINMENT INC.

         PROXY FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS, MAY 4, 1998

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SHOWSCAN
                               ENTERTAINMENT INC.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 9, 1998, and does hereby appoint William D. Eberle and Dennis Pope (the "Proxies"), and each of them, with full power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of Common Stock, $.001 par value, of Showscan Entertainment Inc. which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders, to be held on May 4, 1998, at 10:00 A.M., and at any adjournments thereof.

  1. ELECTION OF DIRECTORS:   [_] FOR all nominees as listed below (except as
     marked to the contrary)

   (INSTRUCTIONS:) To withhold authority to vote for any individual nominee, write that nominee's name on the line that follows:

       -----------------------------------------------------------------

   [_] WITHHOLD AUTHORITY to vote for all nominees listed below
       William D. Eberle, William C. Soady, Charles B. Moss, Jr., Thomas R.
                      DiBenedetto, Kurt C. Hall, Dennis Pope

    PROXIES NOT MARKED TO WITHHOLD AUTHORITY WILL BE VOTED FOR THE ELECTION OF
          ALL NOMINEES WHOSE NAMES ARE NOT WRITTEN ON THE ABOVE LINE.

  2. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1998.

                       [_] FOR   [_] AGAINST   [_] ABSTAIN

  3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


  The shares represented hereby will be voted as directed. Where no direction is made, the shares will be voted FOR proposals 1 and 2.


------------------------------       ------------------------------------------
         (Signature)                        (Signature, if held jointly)

                                                    Dated: ______________, 1998

                                                    Please sign exactly as
                                                    your name or names appear
                                                    hereon, and when signing
                                                    as attorney, executor,
                                                    administrator, trustee or
                                                    guardian, give your full
                                                    title as such. If the
                                                    signatory is a
                                                    corporation, sign the full
                                                    corporate name by a duly
                                                    authorized officer.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE